UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2011 (November 16, 2011)

JDS UNIPHASE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 North McCarthy Boulevard, Milpitas, CA		95035
(Address of Principal Executive Offices)		(Zip Code)

(408) 546-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Reporting)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 16, 2011, the Board of Directors of JDS Uniphase Corporation (the “Company”) approved certain amendments to the Company’s Code of Business Conduct (the “CoBC”) to ensure that the CoBC continues to reflect the best compliance practices. The amended CoBC can be found on the Company’s web site at www.jdsu.com.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Meeting”) of the Company was held on November 16, 2011. At the Meeting, the stockholders voted on the following four proposals, each of which are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 3, 2011:

Proposal 1: To elect three Class III directors to serve until the 2014 Meeting:

Director	For	Withheld	Broker Non-Votes
Penelope Herscher	132,610,334	7,672,200	51,735,478
Masood Jabbar	133,335,026	6,947,508	51,735,478
Thomas Waechter	129,713,766	10,568,768	51,735,478

Proposal 2: To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012:

For	Against	Abstain
190,308,710	1,365,877	348,067

Proposal 3: To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
123,643,867	16,309,662	328,996	51,735,478

Proposal 4: To recommend, on a non-binding advisory basis, the frequency of the vote on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
130,974,853	220,453	8,725,688	348,593	51,735,478

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JDS Uniphase Corporation

By:	/s/ Andrew Pollack
Andrew Pollack Vice President, General Counsel and Secretary

November 18, 2011